UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 17, 2007

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) On December 17, 2007, IRIDEX Corporation (the “Company”) publicly announced the appointment of James Mackaness, age 44, as the Company’s Chief Financial Officer, effective as of January 2, 2008. The press release containing this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Prior to his appointment with the Company, from September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer, Vice President of Finance and Assistant Secretary of NextHop Technologies, Inc., a networking wireless technology company. Prior to September 2001, Mr. Mackaness served as a Senior Manager of Business Development at Cisco Systems, Inc.; as Vice President, Finance, Chief Financial Officer, and Secretary of InfoGear Technology Corporation; and as Assistant Controller at Electroglas, Inc. Mr. Mackaness commenced his career with Ernst & Young LLP where he spent seven years and advanced to the position of audit manager. Mr. Mackaness is a director of NextHop Technologies Private Ltd. a wholly owned Indian Subsidiary of NextHop Technologies Inc. Mr. Mackaness received his B.A. in Psychology from the University of Warwick, England and is a Chartered Accountant and member of the Institute of Chartered Accountants of England and Wales.
There are no family relationships between Mr. Mackaness and any executive officers, directors, or other employees of the Company. Mr. Mackaness has no material interests in any transactions or proposed transactions with the Company.
Pursuant to an employment offer letter by and between the Company and Mr. Mackaness, effective January 2, 2008 (the “Offer Letter”), Mr. Mackaness will receive an annualized base salary of $240,000 as well as other standard benefits of employment with the Company, and will be eligible to participate in the Company’s existing profit and executive bonus programs, which are dependant on the Company’s achievement of operating income objectives. In addition, as a material inducement for Mr. Mackaness becoming an employee of the Company, the Offer Letter provides that Mr. Mackaness shall be granted a stock option pursuant to the Company’s 1998 Stock Plan, which shall entitle Mr. Mackaness to purchase up to 80,000 shares of the Company’s common stock at an exercise price equal to the fair market value at the close of business on Mr. Mackaness’s date of hire, on or about January 2, 2008. The shares will vest over a four (4) year period, with 1/4th of the total number of shares subject to vesting on the first anniversary of Mr. Mackaness’s date of hire and 1/48th of the total number of shares vesting each full month thereafter, provided that Mr. Mackaness continues to be a service provider to the Company on each such date.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release dated December 17, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
By:	/s/ THEODORE A. BOUTACOFF
Theodore A. Boutacoff
President and Chief Executive Officer

Date: December 17, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated December 17, 2007.